                        PHOENIX INTERNATIONAL LTD., INC.

                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934


         [X]     Filed by the registrant
         [ ]     Filed by a party other than the registrant
                 Check the appropriate box:
         [ ]     Preliminary proxy statement
         [X]     Definitive proxy statement
         [ ]     Definitive additional materials
         [ ]     Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12
         [ ]     Confidential, For Use of the Commission Only (as permitted by
                 Rule 14a-6(e)(2))

                        PHOENIX INTERNATIONAL LTD., INC.
-----------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

-----------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other than the Registrant)

Payment of filing fee (Check the appropriate box):

         [X]    No fee required.

         [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

         [  ]   Fee paid previously with preliminary materials.

         [ ]    Check box if any part of the fee is offset as provided by
Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

                        PHOENIX INTERNATIONAL LTD., INC.
                           500 INTERNATIONAL PARKWAY
                            HEATHROW, FLORIDA 32746

                                 March 30, 1999

TO OUR SHAREHOLDERS:

         You are cordially invited to attend the 1999 Annual Meeting of Shareholders (the "Annual Meeting") of Phoenix International Ltd., Inc. (the "Company"). The Annual Meeting will be held at the Company's Corporate Headquarters located at 500 International Parkway, Heathrow, Florida 32746 on Friday, May 7, 1999, at 9:00 a.m., local time. The attached Notice of Annual Meeting and Proxy Statement describe the formal business expected to be transacted at the Annual Meeting. In addition to the specific matters to be acted upon, there also will be a report on the operations of the Company, and directors and officers of the Company will be present to respond to your questions.

         Included with the Proxy Statement is a copy of the Company's 1998 Annual Report to Shareholders. We encourage you to read the Annual Report. It includes the Company's audited financial statements for the year ended December 31, 1998 as well as information on the Company's operations, markets, products and services.

         Please use this opportunity to take part in the affairs of the Company by voting on the business to come before this Annual Meeting. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, YOU ARE REQUESTED TO MARK, SIGN, DATE AND PROMPTLY RETURN THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED. Returning the proxy does NOT deprive you of your right to attend the Annual Meeting and to vote your shares in person for the matters acted upon at the Annual Meeting.

         We look forward to seeing you at the Annual Meeting.

                                    Sincerely,

                                    /s/ Bahram Yusefzadeh
                                    --------------------------------------
                                    Bahram Yusefzadeh
                                    Chairman of the Board of Directors and
                                    Chief Executive Officer

                        PHOENIX INTERNATIONAL LTD., INC.
                           500 INTERNATIONAL PARKWAY
                            HEATHROW, FLORIDA 32746
                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                       TO BE HELD ON FRIDAY, MAY 7, 1999

TO OUR SHAREHOLDERS:

         NOTICE IS HEREBY GIVEN THAT the 1999 Annual Meeting of Shareholders (the "Annual Meeting") of Phoenix International Ltd., Inc., a Florida corporation (the "Company"), will be held at the Company's Corporate Headquarters located at 500 International Parkway, Heathrow, Florida 32746 on Friday, May 7, 1999, at 9:00 a.m., local time, for the following purposes:

         1. to elect three Class III directors to serve for three-year terms; and

         2. to transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

         Only shareholders of record at the close of business on March 15, 1999 are entitled to notice of, and to vote at, the Annual Meeting and at any continuation or adjournment thereof. In accordance with the Florida Business Corporation Act (the "Florida Law"), a list of shareholders entitled to vote at the Annual Meeting shall be open to the examination of any shareholder, his agent or attorney for any purpose relevant to the Annual Meeting upon written notice, all as provided by the Florida Law, during regular business hours at the Company's Corporate Headquarters located at 500 International Parkway, Heathrow, Florida 32746, from April 28, 1999 to May 7, 1999, and the list shall be available for inspection at the Annual Meeting by any shareholder that is present.

                                    By Order of the Board of Directors,

                                    /s/ Glenn W. Sturm
                                    -----------------------------------
                                    GLENN W. STURM
                                    General Counsel and Secretary

Heathrow, Florida
March 30, 1999

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, SIGN, DATE AND RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE AS PROMPTLY AS POSSIBLE.

                        PHOENIX INTERNATIONAL LTD., INC.
                           500 INTERNATIONAL PARKWAY
                            HEATHROW, FLORIDA 32746

                     PROXY STATEMENT FOR ANNUAL MEETING OF
                 SHAREHOLDERS TO BE HELD ON FRIDAY, MAY 7, 1999


         This Proxy Statement and the accompanying Notice of Annual Meeting and Proxy Card are being furnished to the shareholders of Phoenix International Ltd., Inc., a Florida corporation (the "Company"), in connection with the solicitation of proxies by the Board of Directors (the "Board") of the Company for use at the 1999 Annual Meeting of Shareholders (the "Annual Meeting"). The Annual Meeting will be held on Friday, May 7, 1999 at 9:00 a.m., local time, at the Company's Corporate Headquarters located at 500 International Parkway, Heathrow, Florida 32746.

                        VOTING RIGHTS AND VOTES REQUIRED

         All shareholders of record of the Company's common stock, par value $0.01 per share (the "Common Stock"), on March 15, 1999, the record date, will be entitled to vote at the Annual Meeting or any continuation or adjournment thereof. At the close of business on the record date, the Company had 8,504,989 shares of Common Stock outstanding and entitled to vote. A majority of the outstanding shares of Common Stock will constitute a quorum for the transaction of business at the Annual Meeting. Each holder of record of Common Stock on the record date is entitled to one vote for each share of Common Stock so held on each matter to be voted upon at the Annual Meeting. This Proxy Statement and the accompanying Notice of Annual Meeting, Proxy Card and the Company's Annual Report to Shareholders were first mailed to the shareholders on or about March 30, 1999.

         The directors to be elected at the Annual Meeting will be elected by the affirmative vote of the holders of a plurality of the shares of Common Stock represented at the Annual Meeting in person or by proxy. Because the directors will be elected by a plurality vote and assuming such election is uncontested, votes withheld from any one or more nominees will not have any effect on the outcome of the election of directors.

         Actions with respect to any other matter that may properly come before the Annual Meeting will require the affirmative vote of the holders of a majority of the shares of Common Stock represented at the Annual Meeting in person or by proxy and entitled to vote on the matter. Abstentions will be counted in determining the total number of shares present and entitled to vote on each such proposal. Accordingly, although not counted as a vote "for" or "against" a proposal, an abstention on any such proposal will have the same effect as a vote "against" that proposal. Broker non-votes will be deemed not entitled to vote on such proposals and, therefore, will have no legal effect on the vote on such proposals.

                     APPOINTMENT AND REVOCATION OF PROXIES

         The Board has designated Bahram Yusefzadeh and Raju M. Shivdasani, and each or either of them, as proxies to vote the shares of Common Stock solicited on its behalf. If the Proxy Card is executed and returned, it may nevertheless be revoked at any time before it has been exercised by (i) giving written notice to the Secretary of the Company; (ii) delivery of a properly completed later dated proxy; or (iii) attending the Annual Meeting and voting in person. Such notice or later proxy will not affect a vote on any matter taken prior to the receipt thereof by the Company or its transfer agent. The mere presence at the Annual Meeting of the shareholder who has appointed a proxy will not revoke the prior appointment. If not revoked, the proxy will be voted at the Annual Meeting in accordance with the instructions indicated on the Proxy Card by the shareholder or, if no instructions are indicated, will be voted FOR the slate of directors described herein, and as to any other matter that may be properly brought before the Annual Meeting, in accordance with the judgment of the proxy holders.

                            EXPENSES OF SOLICITATION

         The expense of soliciting proxies will be borne by the Company. The Company does not expect to pay any compensation for the solicitation of proxies but may reimburse brokers and other persons holding stock in their names, or in the names of nominees, for their expenses for sending proxy material to principals and obtaining their proxies. Certain directors, officers and other employees of the Company, without additional compensation, may use their personal efforts, by personal interview, telephone, facsimile or otherwise, to obtain proxies in addition to solicitation by mail.

                     PROPOSAL NO. 1: ELECTION OF DIRECTORS

         At the Annual Meeting, the shareholders will elect three Class III directors to hold office for three-year terms or until successors have been elected and qualified or until any such director's earlier resignation or removal. Each nominee is presently available for election and is a member of the Board. If any nominee should become unavailable, which is not now anticipated, the persons voting the accompanying proxy may in their discretion vote for a substitute. The following table sets forth the name and age of each person nominated for election as a director; the principal occupation, business or employment of the nominee during the last five years; all other positions with the Company now held by the nominee and the name of any publicly-traded corporation of which the nominee is a director; and the date on which the nominee first became a director of the Company.

         THE BOARD RECOMMENDS A VOTE "FOR" THE ELECTION OF EACH OF THE NOMINATED DIRECTORS.


                                  POSITIONS WITH THE COMPANY; PRINCIPAL OCCUPATIONS     DIRECTOR OF THE
           NAME (AGE)                DURING PAST FIVE YEARS; OTHER DIRECTORSHIPS         COMPANY SINCE       CLASS
  ------------------------------ ------------------------------------------------------ ------------------ -----------
  Bahram Yusefzadeh (52)         Chairman of the Board,  President and Chief Executive        1993            III
                                 Officer of the Company.  Director of Towne  Services,
                                 Inc.

  Raju M. Shivdasani (48)        President,   Chief  Operating  Officer  and  Director        1998            III
                                 (since  January  1998);  Senior  Vice  President  and
                                 Division President of International  Sales (from July
                                 1996  to  January   1998);   Group   Executive   Vice
                                 President  of the bank  services  sector for  Fiserv,
                                 Inc.  and  President  of  CBS  Worldwide,  a  banking
                                 software division of Fiserv, Inc. (from 1990 to 1996)

  Ronald E. Fenton  (70)         Director  of the Company  since  1993;  member of the        1993            III
                                 Executive   Committee   and  Chairman  of  the  Audit
                                 Committee;  Chairman  of the  Board  of  BancSecurity
                                 Corporation;  Chairman  of the  Board  of F&M  Bank -
                                 Iowa  Central  and  member of the Board of F&M Bank -
                                 Iowa Story County and F&M Bank - Iowa South Central.



DIRECTOR COMPENSATION

         In June 1996, the Company adopted and the shareholders approved the Phoenix International Ltd., Inc. 1996 Director Stock Option Plan (the "1996 Director Plan"). The 1996 Director Plan provides for the granting of non-qualified stock options to the directors of the Company. The 1996 Director Plan originally authorized the issuance of up to 148,500 shares of Common Stock pursuant to options having an exercise price equal to the fair market value of the Common Stock on the date of grant. The 1996 Director Plan contains provisions providing for adjustment of the number of shares available for option and subject to unexercised options in the event of stock splits, dividends payable in Common Stock, business combinations or certain other events affecting the Common Stock. The Board administers the 1996 Director Plan subject to certain limitations.

         At its meeting on January 30, 1998, the Board approved certain amendments to the 1996 Director Plan. These amendments increased the number of shares reserved for issuance under the 1996 Director Plan to 225,000 (including a provision for an annual increase in the number of shares reserved for issuance under the Director Plan by 1.5% of the number of shares of the Company's Common Stock outstanding on the last trading day of December) and revised the issuance under the 1996 Director Plan to provide for the grant of an increased number of options thereunder. The Company's shareholders ratified these amendments at the 1998 Annual Meeting of Shareholders on May 8, 1998. As of January 1, 1999, the number of shares reserved for issuance under the Director Plan automatically increased to 352,480. As of March 15, 1999, options to acquire 237,500 shares of Common Stock were outstanding under the 1996 Director Plan.

         In addition, the Company has paid all travel expenses and reimbursed the directors for their out of pocket expenses related to their services as directors. Directors do not receive cash fees for their services as directors of the Company.

BOARD MEETINGS AND COMMITTEES

         The Board met four times during the fiscal year ended December 31, 1998. Standing committees of the Board currently include: an Executive Committee, an Audit Committee, and a Compensation and Stock Option Committee. Each director attended at least 75% of all Board and relevant committee meetings during the year ended December 31, 1998.

         Messrs. Fenton, Murphy and Yusefzadeh (Chairman) and Ms. Ernst are presently the members of the Executive Committee. The Executive Committee met twice during the year ended December 31, 1998. The Executive Committee is vested with all the powers of the Board, except that the Executive Committee cannot take action to: (i) approve or recommend to shareholders actions or proposals required by the Florida Business Corporation Act (the "Florida Law") to be approved by the shareholders; (ii) fill vacancies on the Board or any committee thereof; (iii) adopt, amend or repeal the Amended and Restated Bylaws (the "Bylaws"); (iv) authorize or approve the reacquisition of shares; (v) authorize or approve the issuance or sale or contract for the sale of shares, or determine the designation and relative rights, preferences and limitations of a voting group; and (vi) take any other action not permitted to be delegated to a committee under the Florida Law or the Bylaws.

         The Executive Committee also acts as the nominating committee of the Board. The Executive Committee recommends qualified candidates for election as officers and directors of the Company. Shareholders who wish to recommend candidates for consideration by the Board may do so by writing to the Secretary of the Company, which notice must be received by the Company not less than 90 days prior to the anniversary of the previous year's annual meeting and must provide the candidate's name, biographical data and qualifications in accordance with the Bylaws.

         Messrs. Fenton (Chairman), Hess, Sturm and Tomson are presently the members of the Audit Committee. The Audit Committee met twice during the year ended December 31, 1998. The principal functions of the Audit Committee are reviewing the Company's internal controls and the objectivity of its financial reporting, making recommendations regarding the Company's employment of independent auditors and reviewing the annual audit with the auditors.

         Ms. Ernst and Messrs. Holly (Chairman), Jones and Yusefzadeh (non-voting member) are presently the members of the Compensation and Stock Option Committee. Neither Ms. Ernst nor Messrs. Holly or Jones have been an officer or an employee of the Company at any time. The Compensation and Stock Option Committee met or acted by written consent four times during the year ended December 31, 1998. The functions of the Compensation and Stock Option Committee are to review and set the compensation of the Company's Chief Executive Officer and certain of its most highly compensated officers, including salaries, bonuses and other incentive plans, stock options and other forms of compensation, and to administer the Phoenix International Ltd., Inc. 1995 Employee Stock Option Plan, effective as of March 18, 1995 (the "March Plan"), and the Phoenix International 1995 Stock Option Plan, effective as of October 21, 1995 ("October Plan"). Mr. Yusefzadeh does not vote on any matter placed before the Compensation and Stock Option Committee. See "Report of the Compensation and Stock Option Committee on Executive Compensation."

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth certain information, as of March 15, 1999 with respect to the beneficial ownership of the Common Stock by: (i) each director; (ii) each executive officer named in the Summary Compensation Table;
(iii) each shareholder known by the Company to be a beneficial owner of more than 5% of the Common Stock; and (iv) all executive officers and directors as a group. Unless otherwise indicated, each of the shareholders listed below exercises sole voting and dispositive power over the shares.


                                                                                      SHARES BENEFICIALLY
                                                                                           OWNED (1)
                                                                             ---------------------------------------
                                                                                  NUMBER               PERCENT
                                                                             ------------------   ------------------

Bahram Yusefzadeh(2) .....................................................       1,407,286              16.3%
SAFECO Corporation(3) ....................................................       1,630,000              19.2%
Robert Fleming Inc.(4) ...................................................         625,566               7.4%
Entities  and  individuals  affiliated  with  Crown-Glynn Advisors, Ltd.
     and Crown Capital Management, Ltd. (5) ..............................         530,200               6.2%
Ronald E. Fenton(6) ......................................................         354,106               4.1%
James C. Holly(7) ........................................................         279,180               3.3%
William C. Hess(8) .......................................................         207,527               2.4%
Raju M. Shivdasani(9) ....................................................         207,001               2.4%
Glenn W. Sturm(10) .......................................................         154,414               1.8%
Paul A. Jones(11) ........................................................         124,414               1.5%
J. Michael Murphy(12) ....................................................          76,788                 *
Harold C. Boughton(13) ...................................................          58,940                 *
O. Jay Tomson(14) ........................................................          56,646                 *
Ruann F. Ernst(15) .......................................................          32,500                 *
Daniel P. Baker(16) ......................................................          25,000                 *
Brian J. Morgan (17) .....................................................           9,125                 *
All directors and executive  officers as a group (17 persons).............       2,966,784              32.0%

-------------------------
*        Indicates less than 1%.

(1) For purposes of this table, a person or group of persons is deemed to have "beneficial ownership" of any shares that such person or group has the right to acquire within 60 days after March 15, 1999 or with respect to which such person otherwise has or shares voting or investment power. For purposes of computing the percentages of outstanding shares held by each person or group of persons on a given date, shares which such person or group has the right to acquire within 60 days after such date are deemed to be outstanding for purposes of computing the percentage for such person or group but are not deemed to be outstanding for the purpose of computing the percentage of any other person or group.

(2) Mr. Yusefzadeh's address is c/o Phoenix International Ltd., Inc., 500 International Parkway, Heathrow, Florida 32746. Includes: (i) 918,276 shares held in his name; (ii) 291,541 held by the Yusefzadeh Family Limited Partnership (the "Yusefzadeh Partnership") of which Mr. Yusefzadeh is the general partner; (iii) 55,143 shares held by the Bahram and Laury Yusefzadeh Charitable Remainder Trust (the "Trust"), of which Mr. Yusefzadeh is a director;
         (iv) options to acquire 141,978 shares that are currently exercisable at exercise prices ranging from of $3.16 to $18.50 per share; and (v) 348 shares held by his daughter. Mr. Yusefzadeh disclaims beneficial ownership with respect to his daughter's shares.

(3)      As reported by SAFECO Corporation ("Safeco") in a Statement on
         Schedule 13G/A filed with the Securities and Exchange Commission (the "Commission") as of March 10, 1999. In its Statement on Schedule 13G/A, Safeco reports that it is a holding company for SAFECO Asset Management Company ("Safeco Management"), a registered investment advisor to several investment companies and sponsor of SAFECO Common Stock Trust ("Safeco Trust"), an employee benefit plan. As a result of its ownership of Safeco Management and sponsorship of Safeco Trust, Safeco may be deemed to be the beneficial owner of the shares of the Company's Common Stock managed by Safeco Management and owned by Safeco Trust. Safeco specifically disclaims ownership over these shares of Common Stock. Safeco's address is SAFECO Plaza, Seattle, Washington 98185.

(4)      As reported by such shareholder, a New York Trust, in a Statement on
         Schedule 13G filed with the Commission dated February 10, 1999. Pursuant to such Statement on Schedule 13G, such holder owns 625,566 shares in its name. Robert Fleming Inc.'s address is 320 Park Avenue, 11th Floor, New York, New York 10022.

(5) Based on a filing in a Statement on Schedule 13G/A with the Commission on March 3, 1999, indicating beneficial ownership as of such date. Includes 94,600 shares owned directly by Crown Associates III, L.P., 45,400 shares owned directly by Crown-Glynn Associates, L.P., and 339,950 shares owned directly by The Crown Trust. The foregoing entities share voting and dispositive power with respect to such shares with one or more of the following affiliated entities, each of which may be deemed to beneficially own such shares: Crown Capital Management, Ltd., Crown-Glynn Advisors, Ltd., Crown Partners III, L.P. and Crown-Glynn Partners, L.P. and with one or more of the following individuals, who are affiliated with one or more of the entities listed above: David F. Bellet, John W. Glynn, Jr., Jeffrey S. Hamren, Margaret
         S. McNamara, Steven Rosston and Chester A. Siuda. Also includes 50,250 shares owned directly by Mr. Bellet, which shares Mr. Bellet has sole voting and dispositive power. The address for all the above entities and individuals, except for Messrs. Bellet, Glynn, Jr. and Rosston, is 67 East Park Place, 8th Floor, Morristown, New Jersey 07960. Mr. Bellet's address is 60 East 42nd Street, Suite 3405, New York, New York 10165. Messrs. Glynn, Jr. and Rosston's address is 3000 Sand Hill Road, Building 4, Suite 235, Menlo Park, California 94025.

(6) Mr. Fenton's address is c/o Security Bank, 11 North First Avenue, Marshalltown, Iowa 50158. Includes: (i) 5,910 shares held by Mr. Fenton and his wife, as joint tenants; (ii) 5,757 shares held by his individual retirement account; (iii) options to acquire 36,000 shares that are currently exercisable at exercise prices ranging from $8.00 to $18.50 per share; and (iv) 306,439 shares held in the name of BancSecurity Corporation. Mr. Fenton is the chairman of the board of directors of BancSecurity Corporation. Mr. Fenton disclaims beneficial ownership of the shares held by BancSecurity Corporation.

(7) Mr. Holly's address is c/o Bank of the Sierra, 86 North Main Street, Porterville, California 93258. Includes: (i) 11,593 shares held in his name; (ii) options to acquire 28,500 shares that are currently exercisable at exercise prices ranging from $8.00 to $18.50 per share; and (iii) 239,087 shares held in the name of Sierra Phoenix, Inc., a related company to Bank of the Sierra. Mr. Holly is the president, chief executive officer and a director of Bank of the Sierra. Mr. Holly disclaims beneficial ownership of the shares held by Sierra Phoenix, Inc.

(8) Includes: (i) 30,294 shares held in Mr. Hess' name; (ii) 7,666 shares held by his individual retirement account; (iii) options to acquire 32,938 shares that are currently exercisable at exercise prices ranging from $2.87 to $18.50 per share; (iv) 96,429 shares held in the name of Community Grain Corporation, of which he is secretary and treasurer and over which he shares voting and dispositive power; (v) 4,425 shares held in the name of Raccoon Valley State Bank Charitable Foundation, of which he is an officer and director; (vi) 4,425 shares held in the name of Perry State Bank Charitable Foundation, of which he is an officer and director; (vii) 4,425 shares held in the name of Sac City State Bank Charitable Foundation, of which he is an officer and director; (viii) 22,500 shares held in the name of Iowa Savings Bank Charitable Foundation, of which he is an officer and director; and (ix) 4,425 shares held in the name of Audubon State Bank Charitable Foundation. Mr. Hess is the president of Iowa Savings Bank and chairman of the board of Sac City Sate Bank. Mr. Hess disclaims beneficial ownership of the shares of Common Stock described in clauses (iv) - (ix) above.

(9) Includes options to acquire 207,001 shares that are currently exercisable at exercise prices ranging from $6.13 to $14.75 per share.

(10) Includes: (i) 17,424 shares held in Mr. Sturm's name; (ii) options to acquire 59,347 shares that are currently exercisable at exercise prices ranging from $2.87 to $18.50 per share; (iii) options to acquire 22,500 shares from Mr. Yusefzadeh that are currently exercisable at an exercise price of $11.33 per share; and (iv) 55,143 shares held by the Trust, of which Mr. Sturm is a director. Mr. Sturm disclaims beneficial ownership with respect to the shares of Common Stock held by the Trust.

(11) Includes: (i) options to acquire 36,438 shares that are currently exercisable at exercise prices ranging from $2.87 to $18.50 per share; and (ii) 87,976 shares held in the name of Cummins-American Corporation. Mr. Jones is a director of Cummins-American Corporation, and he and his immediate family control 94% of the voting stock of Cummins-American Corporation. Mr. Jones disclaims beneficial ownership of the shares held by Cummins-American Corporation.

(12) Includes: (i) 33,850 shares held in the name of Murphy Family Partners, Ltd.; and (ii) options to acquire 42,938 shares that are currently exercisable at exercise prices ranging from $2.87 to $18.50 per share. Mr. Murphy is the general partner of Murphy Family Partners, Ltd. and exercises sole voting and dispositive power over the shares held by Murphy Family Partners, Ltd.

(13) Includes options to acquire 58,940 shares that are currently exercisable at exercise prices ranging from $6.13 to $8.00 per share.

(14) Includes: (i) 3,000 shares held in Mr. Tomson's name; (ii) options to acquire 18,500 shares that are currently exercisable at exercise prices ranging from $6.13 to $18.50 per share; (iii) 29,146 shares held in the name of the First Citizens National Bank Charitable Foundation, Inc.; and (iv) 6,000 shares held in the name of Kanabec Credit Corporation. Mr. Tomson is a director of First Citizens Financial Corporation and First Citizens National Bank Charitable Foundation, Inc. and owns a controlling interest in Kanabec Credit Corporation. Mr. Tomson disclaims beneficial ownership of the shares held by these entities.

(15) Includes options to acquire 32,500 shares that are currently exercisable at exercise prices ranging from $8.50 to $18.50 per share.

(16) Includes options to acquire 25,000 shares that are currently exercisable at exercise prices ranging from $6.13 to $18.33 per share.

(17) Includes options to acquire 9,125 shares that are currently exercisable at exercise prices ranging from $6.13 to $15.00 per share.

EXECUTIVE COMPENSATION

         The following table summarizes the compensation paid or accrued by the Company for services rendered during the years indicated to the Company's Chief Executive Officer and the four most highly compensated executive officers whose total salary and bonus exceeded $100,000 (collectively, the "Named Executive Officers") during the year ended December 31, 1998. The Company did not grant any stock appreciation rights or make any long-term incentive plan payouts during the periods shown.

                                            SUMMARY COMPENSATION TABLE


                                                                                                LONG-TERM
                                                   ANNUAL COMPENSATION                     COMPENSATION AWARDS
                                         ---------------------------------------     -------------------------------
                                                                                       SECURITIES
                                                                                       UNDERLYING
                                                                   OTHER ANNUAL         OPTIONS/                  ALL OTHER
                                           YEAR       SALARY ($)    BONUS($)(1)       COMPENSATION     SARS(2)   COMPENSATION
                                         ---------  ------------   -------------     --------------   --------   -------------

Bahram Yusefzadeh                           1998      240,000             --           12,159(3)      36,000      12,347(4)
     Chairman of the Board and              1997      210,800             --           14,826(3)       3,000      11,397(5)
     Chief Executive Officer ......         1996      196,544        100,000           10,656(6)       3,000      14,045(7)

Raju M. Shivdasani                          1998      175,000          1,667(8)         6,783(9)      86,000          --
     President and Chief                    1997      120,000         54,100(10)           --         75,000          --
     Operating Officer ............         1996       55,385         36,667               --         87,000          --

Brian J. Morgan
     Senior Vice President,
     International Business
       Development(11) ............         1998       51,562         43,540(12)       68,120(13)     30,000       6,014(14)

Harold C. Boughton                          1998      120,000         42,358(15)           --             --          --
     Senior Vice President,                 1997      100,000         80,083(16)           --             --          --
     USA Business Development .....         1996       58,333         39,860(17)           --         87,187          --

Daniel P. Baker
     Senior Vice President of
     Research and
       Development(18).............         1998      114,987             --               --         45,000          --



(1) Bonuses and commissions for each year include amounts earned for that year, even if paid in a subsequent year, and exclude bonuses paid during that year but earned for a prior year.
(2) All figures in this column reflect options to purchase shares of Common Stock.

(3) Represents automobile lease payments and automobile expenses paid by the Company for Mr. Yusefzadeh.
(4) Includes $6,410 for long-term disability premiums paid by the Company, $2,681 for term life insurance paid by the Company for Mr. Yusefzadeh's beneficiaries and $3,256 for health insurance premiums paid by the Company for Mr. Yusefzadeh's dependents.
(5) Includes $6,241 for long-term disability premiums paid by the Company, $2,035 for term life insurance paid by the Company for Mr. Yusefzadeh's beneficiaries and $3,121 for health insurance premiums paid by the Company for Mr. Yusefzadeh's dependents.
(6)      Represents automobile lease payments paid by the Company for Mr.
         Yusefzadeh.
(7) Includes $6,076 for long-term disability premiums paid by the Company, $1,584 for term life insurance paid by the Company for Mr. Yusefzadeh's beneficiaries, $3,211 for health insurance premiums paid by the Company for Mr. Yusefzadeh's dependents and $3,174 from a 1996 profit sharing/401(k) award.
(8) Represents an incentive-based commission which was earned and paid in 1998.
(9)      Represents automobile lease payments paid by the Company for Mr.
         Shivdasani.
(10) Includes $19,637 earned and paid in 1997 and $34,463 earned in 1997 and paid in 1998.
(11)     Mr. Morgan's employment with the Company commenced in August 1998.
(12) Includes an incentive-based commission of $41,937 earned as an employee in 1998 and paid in 1999 and an incentive-based commission of $1,603 earned as a contractor in 1998 and paid in 1999.
(13) Includes $49,777 paid for services as a contractor in 1998, $16,380 paid for apartment rental and $1,963 paid for automobile lease payments by the Company.
(14) Includes health insurance payments of $858 and pension payments of $5,156 paid by the Company.
(15) Represents an incentive-based commission, including draws, all of which was earned and paid in 1998.
(16) Represents an incentive-based commission, including draws, of which $54,252 was earned and paid in 1997 and $25,831 was earned in 1997 and paid in 1998.
(17) Represents an incentive-based commission, including draws, of which $36,904 was earned and paid in 1996 and $2,956 was earned in 1996 and paid in 1997.
(18)     Mr. Baker's employment with the Company commenced in February 1998.

OPTION GRANTS IN LAST FISCAL YEAR

         The following table sets forth information concerning each grant of stock options to each of the Named Executive Officers during the year ended December 31, 1998.


                                       OPTION GRANTS IN LAST FISCAL YEAR

                                              INDIVIDUAL GRANTS
                          -----------------------------------------------------------     POTENTIAL REALIZABLE VALUE AT
                             NUMBER OF       PERCENT OF                                   ASSUMED ANNUAL RATES OF STOCK
                            SECURITIES     TOTAL OPTIONS                                  PRICE APPRECIATION FOR OPTION
                            UNDERLYING       GRANTED TO      EXERCISE OR                             TERM(1)
                              OPTIONS       EMPLOYEES IN     BASE PRICE     EXPIRATION    -----------------------------
                             GRANTED(#)     FISCAL YEAR        ($/SH)          DATE           5%($)             10%($)
                          ---------------------------------------------------------------------------------------------

Bahram Yusefzadeh........     30,000(2)         5.4%             9.83         2007          185,459           469,953
                               6,000(3)         1.1%            18.50         2003           29,372            66,109

Raju M. Shivdasani.......     15,000(4)         2.7%             9.83         2007           92,730           234,976
                              15,000(5)         2.7%             9.83         2007           92,730           234,976
                               6,000(6)         1.1%            11.83         2003           23,432            48,147
                              50,000(7)         9.0%            13.38         2008          420,573         1,065,815

Brian J. Morgan..........     30,000(8)         5.4%            15.00         2004          153,043           347,202

Daniel P. Baker..........     30,000(9)         5.4%            13.00         2008          245,184           621,295
                               7,800(10)        1.4%            18.33         2008           89,932           227,905
                               7,200(11)        1.3%            18.33         2008           83,014           210,374


--------------------

(1) The 5% and 10% assumed annual rates of compounded stock price appreciation are mandated by rules of the Commission. There can be no assurance provided to any executive officer or any other holder of the Company's securities that the actual stock price appreciation over the term will be at the assumed 5% and 10% levels or at any other defined level. Unless the market price of the Common Stock appreciates over the option term, no value will be realized from the option grants made to the Named Executive Officers.
(2) Options were granted at the fair market value of the Common Stock on the date of grant as determined by the Board. Represents non-qualified stock options which were granted on January 1, 1998 and vest as to 7,500 shares on January 1, 1999, 7,500 shares on January 1, 2000, 7,500 shares on January 1, 2001 and 7,500 shares on January 1, 2002.
(3) Options were granted at the fair market value of the Common Stock on the date of grant as determined by the Board. Represents director stock options that are fully vested.
(4) Options were granted at the fair market value of the Common Stock on the date of grant as determined by the Board. Represents incentive stock options that vest as to 7,500 shares on January 1, 2001 and 7,500 shares on January 1, 2002.
(5) Options were granted at the fair market value of the Common Stock on the date of grant as determined by the Board. Represents non-qualified stock options that vest as to 7,500 shares on January 1, 1999 and 7,500 shares on January 1, 2000.
(6) Options were granted at the fair market value of the Common Stock on the date of grant as determined by the Board. Represents non-qualified stock options that are fully vested.

(7) Options were granted at the fair market value of the Common Stock on the date of grant as determined by the Board. Represents non-qualified stock options that vest as to 25,000 shares on August 27, 1998 and 25,000 shares on January 1, 1999.
(8) Options were granted at the fair market value of the Common Stock on the date of grant as determined by the Board. Represents incentive stock options that vest as to 6,000 shares on August 1, 1998, 6,000 shares on August 1, 1999, 6,000 shares on August 1, 2000, 6,000 shares on August 1, 2001 and 6,000 shares on August 1, 2002.
(9) Options were granted at the fair market value of the Common Stock on the date of grant as determined by the Board. Represents incentive stock options that vest as to 6,000 shares on February 3, 1998, 6,000 shares on February 3, 1999, 6,000 shares on February 3, 2000, 6,000 shares on February 3, 2001 an 6,000 shares on February 3, 2002.
(10) Options were granted at the fair market value of the Common Stock on the date of grant as determined by the Board. Represents incentive stock options that vest as to 1,200 shares on January 1, 1999, 1,200 shares on January 1, 2000, 1,200 shares on January 1, 2001, 1,200 shares on January 1, 2002 and 3,000 shares on January 1, 2003.
(11) Options were granted at the fair market value of the Common Stock on the date of grant as determined by the Board. Represents non-qualified stock options that vest as to 1,800 shares on January 1, 1999, 1,800 shares on January 1, 2000, 1,800 shares on January 1, 2001 and 1,800 shares on January 1, 2002.

AGGREGATED OPTION EXERCISES AND YEAR-END OPTION VALUES

The following table sets forth the number of options and the value of options held by the Named Executive Officers as of December 31, 1998.

                           AGGREGATE OPTION/SAR EXERCISE IN LAST FISCAL YEAR AND
                                         FISCAL YEAR END OPTION VALUES


                                  NUMBER OF UNEXERCISED SECURITIES          VALUE OF UNEXERCISED IN-THE-MONEY OPTIONS
                              UNDERLYING OPTIONS AT FISCAL YEAR END(#)               AT FISCAL YEAR END($)(1)
                             -----------------------------------------     ---------------------------------------------
            NAME                 EXERCISABLE           UNEXERCISABLE         EXERCISABLE               UNEXERCISABLE
            ----             ------------------      -----------------     ----------------         --------------------

Bahram Yusefzadeh.........           104,343               56,135              $1,092,809               $450,492
Raju M. Shivdasani........           133,751              114,249                 529,819                366,182
Brian J. Morgan...........             6,000               24,000                      --                     --
Harold C. Boughton........            50,377               29,061                 340,045                196,162
Daniel P. Baker...........             6,000               39,000                  10,500                 42,000


--------------------

(1) The closing price of the Common Stock on the Nasdaq National Market on December 31, 1998 was $14.75 per share.

EMPLOYMENT AGREEMENTS

         On December 28, 1995, Bahram Yusefzadeh and the Company entered into an employment agreement (the "Yusefzadeh Agreement") pursuant to which he serves as the Company's Chief Executive Officer. Mr. Yusefzadeh's current annual base salary is $240,000, plus incentive compensation as determined by the Compensation and Stock Option Committee based upon achievement of targeted levels of performance and such other criteria as such Committee shall establish from time to time, and an additional bonus as determined by such Committee. In addition, the Yusefzadeh Agreement provides that he may participate in the October Plan and for him to receive health insurance for himself and his dependents, long term disability insurance, civic and social club dues and use of an automobile owned or leased by the Company. If Mr. Yusefzadeh's employment is terminated by the Company in breach of the Yusefzadeh Agreement or if Mr. Yusefzadeh terminates the Yusefzadeh Agreement within certain dates after a change in control (as defined therein), the Company must pay Mr. Yusefzadeh one-twelfth of his annual base salary and bonus for each of the 36 consecutive 30-day periods following the termination and must continue Mr. Yusefzadeh's life and health insurance until he reaches age 65. In such case of termination, Mr. Yusefzadeh's outstanding options to purchase Common Stock would vest and become immediately exercisable. The Yusefzadeh Agreement has a term of three years and renews daily until either party fixes the remaining term at three years by giving written notice.

         On March 20, 1998, Raju M. Shivdasani and the Company entered into an amended and restated employment agreement (the "Shivdasani Agreement") pursuant to which he serves as the Chief Operating Officer and President of the Company. Mr. Shivdasani's current annual base salary is $175,000, plus incentive compensation as determined by the Compensation and Stock Option Committee based upon achievement of targeted levels of performance and such other criteria as such Committee shall establish from time to time, and an additional bonus as determined by such Committee. In addition, the Shivdasani Agreement provides for Mr. Shivdasani to receive health insurance for himself and his dependents, civic and social club dues and use of an automobile owned or leased by the Company. If Mr. Shivdasani's employment is terminated by the Company in breach of the Shivdasani Agreement or if Mr. Shivdasani terminates the Shivdasani Agreement within certain dates after a change in control (as defined therein), the Company must pay Mr. Shivdasani one-twelfth of his annual base salary and bonus for each of the 36 consecutive 30-day periods following the termination and must continue Mr. Shivdasani's life and health insurance until he reaches age 65. In such case of termination, Mr. Shivdasani's outstanding options to purchase Common Stock would vest and become immediately exercisable. The Shivdasani Agreement has a term of three years and renews daily until either party fixes the remaining term at three years by giving written notice.

         The Company has entered into employment agreements with Messrs. Boughton, Baker, Burns and Morgan, Ms. Brescia and Ms. Ruggiero (collectively, the "Other Agreements"). Generally the Other Agreements provide for a minimum base salary per year, and a bonus as determined by the Chief Executive Officer and President based upon achievement of targeted levels of performance and such other criteria as they shall establish from time to time. The Other Agreements contain a provision that provides that the employee will receive insurance. Each of the Other Agreements have a term of one year and renews daily until either party fixes the remaining term at one year by giving written notice. Certain of the Other Agreements provide that if the employee's employment is terminated by the Company without cause, the Company must pay the employee one-twelfth of his annual base salary and bonus for each of six consecutive 30-day periods following the termination.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         The Compensation and Stock Option Committee of the Board was formed on March 18, 1995. The current members of the Compensation and Stock Option Committee are Messrs. Holly (Chairman) and Jones and Ms. Ernst, and Mr. Yusefzadeh is a non-voting member. Neither Messrs. Holly or Jones, nor Ms. Ernst has been an officer or employee of the Company at any time.

         Transactions with James C. Holly and Affiliates. James C. Holly, the president, chief executive officer and director of Bank of the Sierra, is a director of the Company and member of the Compensation and Stock Option Committee. In March 1994, the Company licensed the Phoenix System to Bank of the Sierra. Pursuant to the U.S. Bank Partners' Discount Program and because Bank of the Sierra was the second commercial installation site for the Phoenix System, Bank of the Sierra was given a discount with an aggregate value of approximately $354,000 on the customer and software support fees. During the year ended December 31, 1998, the Company recognized revenues from Bank of the Sierra of approximately $95,000 and received from Bank of the Sierra an aggregate of approximately $208,000 (not including taxes or reimbursable expenses) pursuant to its licensing arrangement with Bank of the Sierra. See "Certain Transactions." As of March 15, 1999, Mr. Holly held outstanding options to purchase 28,500 shares of Common Stock that are currently exercisable at exercise prices ranging from $8.00 to $18.50 per share.

         Transactions with Paul A. Jones and Affiliates. Paul A. Jones, the president of Glenview State Bank, is a director of the Company and member of the Compensation and Stock Option Committee. In January 1995, the Company licensed the Phoenix System to Glenview State Bank. Pursuant to the U.S. Bank Partners' Discount Program, Glenview State Bank was given a discount with an aggregate value of approximately $164,000 on the initial license fee. During the year ended December 31, 1998, the Company recognized revenues from Glenview State Bank of approximately $53,000 and received from Glenview State Bank an aggregate of approximately $5,000 (not including taxes or reimbursable expenses) pursuant to its licensing arrangement with the Company. See "Certain Transactions." As of March 15, 1999, Mr. Jones held outstanding options to purchase 36,438 shares of Common Stock that are currently exercisable at exercise prices ranging from $2.87 to $18.50 per share.

CERTAIN TRANSACTIONS

         As an incentive to provide initial capital for the Company, the Company agreed to give certain pricing discounts to a consortium of financial institutions (the "U.S. Bank Partners") on their initial contract with the Company if they licensed the Phoenix System for use in their banks (the "U.S. Bank Partners' Discount Program"). Pursuant to the U.S. Bank Partners' Discount Program, the Company agreed to provide two types of discounts: (i) a credit against the initial license fee equal to the amount of each U.S. Bank Partner's investment in the Company's capital stock; and (ii) a 15% credit on the first five years of customer and software support fees. The Company has offered discounts on license fees totaling $896,250 in connection with the U.S. Bank Partner's investment in the Company's capital stock since its inception. Discounts of $41,250 were used in 1998 leaving a balance of $105,000 of available discounts at December 31, 1998 and as of March 15, 1999. The following are a list of transactions where discounts have been given pursuant to the U.S. Bank Partners' Discount Program to U.S. Bank Partners that have an affiliate serving as a member of the Board. See "Compensation Committee Interlocks and Insider Participation" for a discussion of the transactions with BancSecurity, Glenview State Bank and Bank of the Sierra.

         In February 1994, the Company licensed the Phoenix System to First Citizens Financial Corporation ("FCFC"). Pursuant to the U.S. Bank Partners' Discount Program and because FCFC agreed for one of its banks to serve as the first commercial installation site of the Phoenix System, FCFC was given pricing concessions with an aggregate value of approximately $477,000 on license fees, implementation fees and customer and software support fees. During the year ended December 31, 1998, the Company recognized revenues from FCFC of approximately $20,000 and received from FCFC an aggregate of approximately $22,000 (not including taxes or reimbursable expenses), respectively, pursuant to its licensing arrangement with the Company. O. Jay Tomson, the chairman of the board and chief executive officer of First Citizens
National Bank, the holding company for FCFC, is a director of the Company.

         In December 1995, the Company licensed the Phoenix System to Iowa Savings Bank. Pursuant to the U.S. Bank Partners' Discount Program, Iowa Savings Bank was given a discount with an aggregate value of approximately $123,000 on the initial license fee. During the year ended December 31, 1998, the Company recognized revenues from Iowa Savings Bank of approximately $58,000 and received from Iowa Savings Bank an aggregate of approximately $225,000 (not including taxes or reimbursable expenses) pursuant to its licensing arrangements with the Company. William C. Hess, the president of Iowa Savings Bank, is a director of the Company.

         On March 5, 1997, the Company entered into a stock purchase agreement with Dyad Corporation whereby the Company purchased a minimal equity interest in Dyad. Dyad is in the process of developing automated loan and mortgage products. Pursuant to the Company's agreement with Dyad, the Company in September 1997 exercised an option to increase its equity interest in Dyad to no more than 10% of the outstanding shares of Dyad. As part of this transaction, the Company and Dyad entered into a license and distribution agreement (the "License Agreement") whereby the Company obtained the domestic rights to market, sell and license (on an exclusive basis to the Company's customers and on a non-exclusive basis to others) Dyad's products. In addition, the Company obtained the exclusive right to market, sell and license Dyad's products worldwide (outside the U.S.), which exclusivity is contingent upon the Company satisfying certain specific revenue targets. The Company has paid Dyad a total of $1.5 million pursuant to these agreements. Initially, the Company will keep all of the license fees generated from the Company's sale of Dyad's products; eventually, however, the Company will retain only a portion of such fees. Glenn W. Sturm, director, Secretary and General Counsel of the Company, is a shareholder and director of Dyad. Bahram Yusefzadeh, Chairman of the Board and Chief Executive Office of the Company, is a director of Dyad.

         In December 1998, the Company entered into a service agreement with Towne Services, Inc. ("Towne"). Also in December 1998, the Company entered into a marketing agent agreement with Towne. The agreement allows the Company exclusive marketing and distribution rights, in various regions of the world, of a Towne software product. The agreement is effective for 1999 and the Company will pay $485,000 for this right. The Company's Chief Executive Officer is also a director of Towne and another shareholder and director of the Company is also a shareholder and director of Towne.

         The Company and The InterCept Group, Inc. ("InterCept") have entered into Software License and Development Agreements dated December 31, 1997 (the "December Agreement"). Under the December Agreement, InterCept licensed ATM and voice response software from the Company and obtained the rights to develop the software and integrate it with InterCept's existing software programs. On January 15, 1998, the Company and InterCept entered into an agreement whereby the Company licensed EFT software from InterCept and obtained the rights to develop the software and integrate it with the Company's existing programs. Glenn W. Sturm, a director of the Company, is also a director of InterCept.

         The transactions under the U.S. Bank Partners' Discount Program are on terms more favorable to officers, directors and principal shareholders of the Company than they could obtain in a transaction with an unaffiliated third party. Each of the transactions under the U.S. Bank Partners' Discount Program and with Dyad was approved by a majority of the independent directors of the Company, and any additional contracts under the U.S. Bank Partners' Discount Program or between the Company and

Dyad will be approved by a majority of the independent directors of the Company. All future transactions, except for contracts pursuant to the U.S. Bank Partners' Discount Program, between the Company and its officers, directors, principal shareholders and their affiliates will be approved by a majority of independent directors of the Company and will be on terms no less favorable to the Company than could be obtained from unaffiliated third parties.

REPORT OF THE COMPENSATION AND STOCK OPTION COMMITTEE ON EXECUTIVE COMPENSATION

         Notwithstanding anything to the contrary set forth in any of the Company's previous or future filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended (the "Exchange Act") that might incorporate this Proxy Statement or future filings with the Commission, in whole or in part, the following report and the Stock Performance Chart which follows shall not be deemed to be incorporated by reference into any such filing.

         The Compensation and Stock Option Committee (the "Committee") consists of the following members of the Board: Ruann F. Ernst, James C. Holly (Chairman), Paul A. Jones, and Bahram Yusefzadeh (non-voting member). The Committee reviews and determines the Company's executive compensation objectives and policies and administers the March Plan and October Plan. The Committee reviews and sets the compensation of the Company's Chief Executive Officer and certain other highly compensated executive officers.

         The objectives of the Company's executive compensation program are to:
(i) attract, retain and motivate highly talented and productive executives;
(ii) provide incentives for superior performance by paying above-average compensation; and (iii) align the interests of the executive officers with the interests of the Company's shareholders by basing a significant portion of compensation upon the Company's performance. The Company's executive compensation program combines the following three components, in addition to the benefit plans offered to all employees: base salary (including cash provided for automobile allowances); bonus; and long-term incentive compensation consisting of stock option grants. Each component of the Company's executive compensation program serves a specific purpose in meeting the Company's objectives.

         It is the Company's policy to set base salary levels, bonuses and long-term incentive compensation above an average of select corporations to which the Company compares its executive compensation. The Company selects such corporations on the basis of a number of factors, such as their size and complexity, the nature of their businesses, the regions in which they operate, the structure of their compensation programs (including the extent to which they rely on bonuses and other contingent compensation) and the availability of compensating information. The corporations with which the Company compares its compensation are not necessarily those included in the indices used to compare the shareholder return in the Stock Performance Graph. Further, the corporations selected for such comparison may vary from year to year based upon market conditions and changes in both the Company's and the corporations' businesses over time. The Company believes that above-average compensation levels are necessary to attract and retain high caliber executives necessary for the successful conduct of the Company's business.

         Base salary. The Committee annually reviews the salaries of the Company's executives. When setting base salary levels, in a manner consistent with the objectives outlined above, the Committee considers competitive market conditions for executive compensation, Company performance and individual performance.

         The measures of individual performance considered in setting 1998 salaries included, to the extent applicable to an individual executive officer, a number of quantitative and qualitative factors such as the Company's historical and recent financial performance in the principal area of responsibility of the officer (including such measures as gross margin, net income, sales, customer count and market share), the individual's progress toward non-financial goals within his area of responsibility, individual performance, experience and level of responsibility and other contributions made to the Company's success. The Committee has not found it practicable, nor has it attempted, to assign relative weights to the specific factors used in determining base salary levels, and the specific factors used may vary among individual officers. As is typical for most corporations, payment of base salary is not conditioned upon the achievement of any specific, pre-determined performance targets.

         Bonus. The Company's cash bonus program seeks to motivate executives to work effectively to achieve the Company's financial performance objectives and to reward them when those objectives are met. Executives bonus payments are based upon the overall profitability of the Company.

         Long-term incentive compensation. The Company believes that option grants: (i) align executives interests with shareholder interests by creating a direct link between compensation and shareholder return; (ii) give executives a significant, long-term interest in the Company's success; and (iii) help retain key executives in a competitive market for executive talent.

         Benefits. The Company believes that it must offer a competitive benefit program to attract and retain key executives. During 1998, the Company provided medical and other benefits to its executive officers that are generally available to the Company's other employees.

         The October Plan authorizes the Committee to grant stock options to executives. Option grants are made from time to time to executives whose contributions have or will have a significant impact on the Company's long-term performance. The Company's determination of whether option grants are appropriate each year is based upon individual performance measures established for each individual. Options are not necessarily granted to each executive during each year. Generally, options granted to executive officers vest in equal annual installments over a period of three to four years and expire ten years from the date of grant.

         Compensation of the Chief Executive Officer. The Chief Executive Officer's compensation plan includes the same elements and performance measures as the plans of the Company's other executive officers. The Compensation and Stock Option Committee believes that Mr. Yusefzadeh's total compensation reflects the unique contributions that he makes to the Company's long-term strategic performance as one of the leading innovators of the financial services technology industry. For the year ended December 31, 1998, Mr. Yusefzadeh's base salary was $240,000 and he was not awarded a bonus for the year. The Committee believes that, based upon the Company's financial performance, including earnings per share, revenue growth and cash flow from operations, it is appropriate for his base salary to remain the same for 1999.



                                    Submitted by: James C. Holly (Chairman)
                                                  Ruann F. Ernst
                                                  Paul A. Jones
                                                  Bahram Yusefzadeh (non-voting
                                                    member)

STOCK PERFORMANCE GRAPH

         The chart below compares the cumulative total shareholder return on the Common Stock with the cumulative total return on the Nasdaq (U.S. Companies) Index and the Nasdaq Computer and Data Processing Services Index for the period commencing July 2, 1996 (the first day of trading of the Common Stock as a result of the Company's initial public offering) and ending December 31, 1998, assuming an investment of $100 and the reinvestment of any dividends. The base price for the Company's stock is the initial public offering price of $8.00 per share (adjusted to reflect stock split in May 1998). The comparisons in the graph below are based upon historical data and are not indicative of, nor intended to forecast, future performance of the Common Stock.

                                                                                    Nasdaq
                                                                                 (Computer &
                                               Phoenix                               Data
   Measurement Period                       International      Nasdaq (U.S.       Processing
 (Fiscal Year Covered)                        Ltd., Inc.        Companies)        Services)
      7/2/96                                     100               100               100
      12/31/96                                   144               108               106
      12/31/97                                   123               133               130
      12/31/98                                   184               186               232


                         COMPLIANCE WITH SECTION 16(A)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

Section 16(a) of the Exchange Act requires the Company's executive officers and directors and persons who beneficially own more than 10% of a registered class of the Company's equity securities to file reports of securities ownership and changes in such ownership with the SEC and Nasdaq. Officers, directors and greater than 10% beneficial owners also are required by rules promulgated by the SEC to furnish the Company with copies of all Section 16(a) forms they file. Based solely on review of the copies of such reports furnished to the Company and written representations that no other reports were required, the Company believes that, during the year ended December 31, 1998, its executive officers, directors and greater than 10% beneficial owners complied with all applicable Section 16(a) filing requirements except for James C. Holly, Harold
C. Boughton, Michael R. Newes, Brian J. Morgan, Barbara A. Brescia and John F. Winstanley. Mr. Holly had one transaction which should have been reported on a Form 4 which was reported late. Mr. Boughton had four transactions which should have been reported on a Form 4 which were reported late on a Form 5. Mr. Newes had several transactions which should have been reported on Form 4 which were reported late. Mr. Morgan, Ms. Brescia and Mr. Winstanley failed to timely file Form 3s, which filings have now been made.

                              INDEPENDENT AUDITORS

         The Company selected the firm of Ernst & Young LLP to serve as the independent auditors for the Company for the year ended December 31, 1998. That firm has served as the auditors for the Company since 1995. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting and will be accorded the opportunity to make a statement, if they so desire, and to respond to appropriate questions.

                                 OTHER MATTERS

         The Board knows of no amendment or variation of the matters referred to in the Notice of the Annual Meeting and of no other business to be brought before the Annual Meeting. However, if any amendment, variation or other matter is properly brought before the Annual Meeting, it is the intention of the persons designated as proxies to vote in accordance with their best judgment on such matters. If any other matter should come before the Annual Meeting, action on such matter will be approved if the number of votes cast in favor of the matter exceeds the number opposed.

                         SHAREHOLDER PROPOSALS FOR THE
                      2000 ANNUAL MEETING OF SHAREHOLDERS

         Regulations of the Commission require Proxy Statements to disclose the date by which shareholder proposals must be received by the Company in order to be included in the Company's proxy materials for the next annual meeting. In accordance with these regulations, shareholders are hereby notified that if they wish a proposal to be included in the Company's Proxy Statement and form of proxy relating to the 2000 annual meeting, a written copy of their proposal must be received at the principal executive offices of the Company no later than January 7, 2000. To ensure prompt receipt by the Company, proposals should be sent certified mail return receipt requested. Proposals must comply with the proxy rules relating to stockholder proposals in order to be included in the Company's proxy materials.

                                 ANNUAL REPORT

         The Company's 1998 Annual Report to Shareholders is concurrently being mailed to shareholders. The Annual Report contains consolidated financial statements of the Company and the report thereon of Ernst & Young LLP, independent auditors.

DATED:  MARCH 30, 1999


SHAREHOLDERS ARE URGED TO SPECIFY THEIR CHOICES, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ENCLOSED ENVELOPE, POSTAGE FOR WHICH HAS BEEN PROVIDED. YOUR PROMPT RESPONSE WILL BE APPRECIATED.

                       PROXY SOLICITED FOR ANNUAL MEETING
                               OF SHAREHOLDERS OF
                        PHOENIX INTERNATIONAL LTD., INC.
                             TO BE HELD MAY 7, 1999


          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

         The undersigned hereby constitutes and appoints BAHRAM YUSEFZADEH and RAJU M. SHIVDASANI each of them, his true and lawful agents and proxies with full power of substitution in each, to represent and vote, as indicated below, all of the shares of Common Stock of Phoenix International Ltd., Inc. ("Phoenix") that the undersigned would be entitled to vote at the 1999 Annual Meeting of Shareholders of Phoenix to be held at our Corporate Headquarters, 500 International Parkway, Heathrow, Florida on Friday, May 7, 1999 at 9:00 a.m., local time, and at any adjournment, upon the matters described in the accompanying Notice of Annual Meeting of Shareholders and Proxy Statement, receipt of which is acknowledged, and upon any other business that may properly come before the meeting or any adjournment. Said proxies are directed to vote on the matters described in the Notice of Annual Meeting of Shareholders and Proxy Statement as follows, and otherwise in their discretion upon such other business as may properly come before the meeting or any adjournment thereof.

         THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ALL NOMINEES TO THE BOARD OF DIRECTORS AND AS THE PROXY HOLDER MAY DETERMINE IN HIS DISCRETION WITH REGARD TO ANY OTHER MATTER PROPERLY BROUGHT BEFORE THE MEETING.

         PLEASE MARK, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

1.       Election of Directors:

                 Class III Nominees (terms expire 2002):

                                      Bahram Yusefzadeh
                                      Raju M. Shivdasani
                                      Ronald E. Fenton

                 [ ]  FOR all nominees         [ ]  WITHHOLD AUTHORITY to
                      listed (except                vote for all nominees voted
                      as marked to
                      the contrary)

                  (INSTRUCTION: To withhold authority to vote for any individual nominee(s), write that nominee's name(s) in the space provided below.)

2. IN THEIR DISCRETION, to act upon such other business as may properly come before the meeting or any adjournment thereof.





Dated:  ____________________, 1999


--------------------------------------------
Signature of Shareholder(s)


--------------------------------------------
Signature of Shareholder(s)

Note: Please sign exactly as name or names appear hereon. Where more than one owner is shown, each should sign. Persons signing in a fiduciary or representative capacity shall give full title. If a corporation, please sign in full corporate name by authorized officer. If a partnership, please sign in partnership name by authorized person.